UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):    December 18, 2023
BENSON HILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39835	85-3374823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 North Warson Rd.
St. Louis, Missouri 63132
(Address of principal executive offices)
(314) 222-8218
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	BHIL	The New York Stock Exchange
Warrants exercisable for one share of common stock at an exercise price of $11.50	BHIL WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On December 18, 2023, the New York Stock Exchange (the “NYSE”) notified Benson Hill, Inc. (the “Company”), and on December 19, 2023, publicly announced, that the NYSE has determined to (A) commence proceedings to delist the warrants of the Company, issued on September 29, 2021 in connection with the Company’s business combination transaction which closed on that date and each exercisable for one share of common stock at an exercise price of $11.50 per share (the “Business Combination Warrants”) — ticker symbol “BHIL WS” — from the NYSE, and (B) immediately suspend trading in the Business Combination Warrants due to “abnormally low” trading price levels pursuant to Section 802.01D of the NYSE Listed Company Manual.
The delisting of the Business Combination Warrants does not affect the listing of the Company’s common stock. Trading in the Company’s common stock is continuing on the NYSE under the symbol “BHIL”.

Item 7.01	Regulation FD Disclosure.
The notice from the NYSE regarding the delisting of the Business Combination Warrants does not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission. The Company expects there will be no impact on its anticipated progress against its previously announced outlook for 2023 and strategy for future growth, leveraging its seed innovations and technology advantage enabled by the CropOS® platform. The Company remains strongly committed to its previously-disclosed expanded Liquidity Improvement Plan, including its plans to retire its high-cost term loan debt, approximately 50 percent of the original principal of which has been repaid through November.
The delisting of the Business Combination Warrants does not affect the Company’s Private Placement Warrants, Notes Payable Warrants, Convertible Notes Payable Warrants or PIPE Investment Warrants (as each such term is defined in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022).
Limitation on Incorporation by Reference. The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements
Certain statements made in this Current Report on Form 8-K may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-

looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s 2023 guidance and strategic outlook, the Liquidity Improvement Plan, the repayment of outstanding debt, and the anticipated impact of the delisting of the Business Combination Warrants. Factors that may cause actual results to differ materially from current expectations and guidance include, but are not limited to, the successful implementation of the Company’s Liquidity Improvement Plan and strategies for growth, the risk of compliance with the covenants of, and default under, the Company’s loan agreements, risks associated with the delisting of the Business Combination Warrants and the potential delisting of the Company’s common stock, and the risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. Nothing in this Current Report on Form 8-K should be regarded as a representation that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENSON HILL, INC.

By:	/s/ Dean Freeman
Name: Dean Freeman
Title: Chief Financial Officer
Date: December 20, 2023